Exhibit 99.1

AG Mortgage Investment Trust, Inc. Reports First Quarter Earnings

NEW YORK, NY, May 6, 2013 / Business Wire — AG Mortgage Investment Trust, Inc. (“MITT” or the “Company”) (NYSE: MITT) today reported core earnings of $20.5 million and net income available to common stockholders of $13.4 million for the quarter ended March 31, 2013. AG Mortgage Investment Trust, Inc. is an actively managed REIT that opportunistically invests in a diversified risk-adjusted portfolio of Agency RMBS, Non-Agency RMBS, ABS, CMBS, commercial loans and other real estate related assets. A reconciliation of core earnings to net income appears at the end of this press release.

FINANCIAL HIGHLIGHTS

See footnotes at the end of this press release

•	Net income available to common stockholders of $0.49 per share (6) for the quarter

•	Core Earnings of $0.75 per share for the quarter

•	Net realized gains, net of related taxes, of $0.10 per share for the quarter

•	$0.80 per share common dividend declared for the quarter

•	$2.12 per share of undistributed taxable income (1)

•	$23.16 net book value per share as of March 31, 2013 (1), net of the first quarter dividend

•	48.2% annualized return on stock

•	62% of warrants outstanding exercised as of March 31, 2013

INVESTMENT HIGHLIGHTS

•	$5.1 billion investment portfolio value as of March 31, 2013 (2) (4)

•	73.5% Agency RMBS investment portfolio

•	26.5% credit investment portfolio, comprised of Non-Agency RMBS, ABS, CMBS, and commercial loan assets

•	2.25% net interest margin as of March 31, 2013 (3)

•	5.38x leverage as of March 31, 2013 (2) (7)

•	8.8% constant prepayment rate (“CPR”) for the first quarter on the Agency RMBS investment portfolio (5)

•	7.7% CPR for the month of March

“This quarter MITT continued to post healthy core earnings and to harvest more realized gains,” said David Roberts, Chief Executive Officer. “The realization of these gains adds to our storehouse of undistributed earnings. We seek to create value for our shareholders not only through our dividend stream, but through achieving a premium valuation. Accordingly, our strategy for 2013 is to continue to develop our value added business model designed to take advantage of the Angelo, Gordon platform and the growing opportunities in whole loan mortgages.”

“We are very pleased with the continued execution of our portfolio rotation strategy during the first quarter,” said Jonathan Lieberman, Chief Investment Officer. “A year ago, less than 12% of our portfolio was in credit securities. As of March our credit allocation exceeded 26%. Our credit book is well diversified across Alt A, Subprime, Prime, ABS and Commercial Real Estate. Within our agency portfolio we repositioned the book into longer duration MBS while at the same time adjusting our hedges accordingly. Though book value did decline slightly during the quarter, it has since recovered as prices in all asset classes appreciated in April. Looking ahead, the Angelo, Gordon platform continues to source a diversified set of investment opportunities and MITT will continue to benefit from the depth and expertise of the AG franchise.”

KEY STATISTICS (2)

	Weighted Average at March 31, 2013	Weighted Average for the Quarter Ended March 31, 2013
Investment portfolio	$5,113,318,177	$5,015,180,659
Repurchase agreements	$4,357,022,229	$4,267,050,037
Stockholders’ equity	$800,971,113	$794,488,858

Leverage ratio (7)	5.38x	5.37x
Swap ratio (8)	83%	75%

Yield on investment portfolio (9)	3.57%	3.45%
Cost of funds (10)	1.32%	1.27%
Net interest margin (3)	2.25%	2.18%
Management fees (11)	1.43%	1.44%
Other operating expenses (12)	1.14%	1.15%

Book value, per share (1)	$23.16
Dividend, per share	$0.80

INVESTMENT PORTFOLIO

The following summarizes the Company’s investment portfolio as of March 31, 2013 (2):

					Weighted Average
	Current Face	Premium (Discount)	Amortized Cost	Fair Value	Coupon*	Yield
Agency RMBS:
15-Year Fixed Rate	$795,805,817	$30,264,770	$826,070,587	$842,040,858	3.09%	2.26%
20-Year Fixed Rate	306,812,999	14,157,237	320,970,236	322,780,147	3.29%	2.57%
30-Year Fixed Rate	2,246,731,792	128,871,469	2,375,603,261	2,381,767,900	3.58%	2.77%
ARM	33,830,517	1,541,030	35,371,547	35,531,075	2.96%	2.33%
Interest Only	893,494,761	(718,680,810)	174,813,951	174,393,666	5.37%	7.31%
Credit Investments:
Non-Agency RMBS	1,223,913,450	(151,290,251)	1,072,623,199	1,098,729,990	4.54%	5.43%
ABS	18,274,953	(25,732)	18,249,221	18,490,547	4.50%	4.58%
CMBS	154,539,310	(12,726,366)	141,812,944	150,954,360	5.24%	6.23%
Interest Only	622,304,484	(560,691,716)	61,612,768	58,629,634	1.69%	5.28%
Commercial Loan	30,000,000	17,825	30,017,825	30,000,000	9.00%	9.64%

Total	$6,325,708,083	$(1,268,562,544)	$5,057,145,539	$5,113,318,177	3.82%	3.57%

*	Equity residual investments and principal only securities with a zero coupon rate are excluded from this calculation.

As of March 31, 2013, the weighted average yield on the Company’s investment portfolio was 3.57% and its weighted average cost of funds was 1.32%. This resulted in a net interest margin of 2.25% as of March 31, 2013. (3)

The Company had net realized gains of $2.8 million gross, or $0.10 per share, during the quarter ended March 31, 2013, inclusive of a $2.5 million, or $(0.09) per share income tax provision from the sale of investments held within certain TRS. Of this amount, $0.8 million, or $0.03 per share, was from sales of Agency RMBS and TBAs, $2.5 million, or $0.09 per share, was from the sales of credit investments, $(0.8) million, or $(0.03) per share, was from the net settlement of interest rate swaps and $0.3 million, or $0.01 per share, was from the transfer of securities previously accounted for as derivatives through linked transactions.

The CPR for the Agency RMBS investment portfolio was 8.8% for the first quarter, and 7.7% for the month of March 2013. (5)

The weighted average cost basis of the Agency RMBS investment portfolio, excluding interest-only securities, was 105.2% as of March 31, 2013. The amortization of premiums (net of any accretion of discounts) on these securities for the first quarter of 2013 was $(5.5) million, or $(0.20) per share. The unamortized net Agency RMBS premium as of March 31, 2013 was $174.8 million.

Premiums and discounts associated with purchases of the Company’s securities are amortized or accreted into interest income over the estimated life of such securities, using the effective yield method. The Company recorded a $0.7 million, or $0.03 retrospective adjustment due to the change in projected cash flows on its bonds. Since the cost basis of the Company’s Agency RMBS securities, excluding interest-only securities, exceeds the underlying principal balance by 5.2% as of March 31, 2013, slower actual and projected prepayments can have a meaningful positive impact, while faster actual or projected prepayments can have a meaningful negative impact on the Company’s asset yields.

We have also entered into “to-be-announced” (“TBA”) positions to facilitate the future purchase of Agency RMBS. Under the terms of these TBAs, the Company agrees to purchase, for future delivery, Agency RMBS with certain principal and interest specifications and certain types of underlying collateral, but the particular Agency RMBS to be delivered are not identified until shortly before (generally two days) the TBA settlement date. At March 31, 2013, we had $40.0 million net notional amount of TBA positions with a net weighted average purchase price of 101.8%. As of March 31, 2013, our TBA portfolio had a net weighted average yield at purchase of 2.76% and a net weighted average settlement date of May 13, 2013. We have recorded derivative assets of $0.4 million reflecting TBA positions outstanding at March 31, 2013.

LEVERAGE AND HEDGING ACTIVITIES

The investment portfolio is financed with repurchase agreements as of March 31, 2013 as summarized below:

Repurchase Agreements Maturing Within:	Balance	Weighted Average Rate	Weighted Average Maturity
30 Days or Less	$2,825,475,229	0.90%	16.0
31-60 Days	895,313,000	0.47%	42.0
61-90 Days	346,224,000	0.75%	72.0
Greater than 90 Days	290,010,000	0.54%	216.2

Total / Weighted Average	$4,357,022,229	0.77%	39.1

The Company has entered into repurchase agreements with 30 counterparties. We continue to rebalance our exposures to counterparties, add new counterparties and extend original maturities. Subsequent to quarter end, we renewed the Wells Fargo Bank, National Association repurchase agreement facility. The renewal agreement increases the aggregate maximum borrowing capacity under the facility from $75 million to $125 million and extends the maturity date from April 8,

2013 to April 11, 2014. After adjusting for the renewal agreement, $79.4 million of repurchase agreements maturing in 30 days or less from the above table would be reclassified to greater than 90 days, changing the weighted average maturity above to 45.8 days. The weighted average original maturity would be 87 days as of March 31, 2013 after adjusting for the renewal.

We have entered into interest rate swap agreements to hedge our portfolio. During the quarter, we added $538.6 million notional of interest rate swaps, which increased our hedge ratio from 65% at December 31, 2012 to 83% at March 31, 2013. The Company’s swaps as of March 31, 2013 are summarized as follows:

			Interest Rate Swaps
Maturity	Notional Amount		Weighted Average Pay Rate	Weighted Average Receive Rate**	Weighted Average Years to Maturity
2014	$104,500,000		0.99%	0.29%	1.30
2015	364,025,000		1.08%	0.29%	2.17
2016	367,500,000		1.08%	0.28%	3.11
2017	410,000,000		1.02%	0.29%	4.45
2018	733,600,000	*	1.14%	0.29%	5.07
2019	450,000,000	*	1.39%	0.29%	6.31
2020	225,000,000		1.47%	0.30%	6.81
2022	50,000,000		1.69%	0.28%	9.43

Total/Wtd Avg	$2,704,625,000		1.18%	0.29%	4.61

*	These figures include forward starting swaps with a total notional of $100.0 million and a weighted average start date of April 2, 2013. Weighted average rates shown are inclusive of rates corresponding to the terms of the swap as if the swap were effective as of March 31, 2013.
**	Approximately 4% of our receive float interest rate swap notionals reset monthly based on one-month LIBOR and 96% of our receive float interest rate swap notionals reset quarterly based on three-month LIBOR.

TAXABLE INCOME

The primary differences between taxable income and GAAP net income include (i) unrealized gains and losses associated with investment and derivative portfolios which are marked-to-market in current income for GAAP purposes, but excluded from taxable income until realized or settled, (ii) temporary differences related to amortization of net premiums paid on investments, (iii) the timing and amount of deductions related to stock-based compensation, and (iv) taxes. As of March 31, 2013, the Company had undistributed taxable income of approximately $2.12 per share, including the effects of dividends.

DIVIDEND

On March 5, 2013, the Company’s board of directors declared the first quarter dividend of $0.80 per share of common stock that was paid on April 26, 2013 to stockholders of record as of March 18, 2013.

On February 14, 2013, the Company declared a dividend of $0.51563 per share of Series A preferred stock and a quarterly dividend of $0.50 per share of Series B preferred stock. The preferred distributions were paid on March 18, 2013 to stockholders of record as of February 28, 2013.

STOCKHOLDER CALL

The Company invites stockholders, prospective stockholders and analysts to attend MITT’s first quarter earnings conference call on May 6, 2013 at 11:00 am Eastern Time. The stockholder call can be accessed by dialing (888) 424-8151 (U.S. domestic) or (847) 585-4422 (international). Please enter code number 8846814#.

A presentation will accompany the conference call and will be available on the Company’s website at www.agmit.com. Select the Q1 2013 Earnings Presentation link to download and print the presentation in advance of the stockholder call.

An audio replay of the stockholder call combined with the presentation will be made available on our website after the call. The replay will be available until midnight on May 20, 2013. If you are interested in hearing the replay, please dial (888) 843-7419 (U.S. domestic) or (630) 652-3042 (international). The conference ID number is 8846814#.

For further information or questions, please contact Lisa Yahr, the Company’s Head of Investor Relations, at (212) 692-2282 or lyahr@angelogordon.com.

ABOUT AG MORTGAGE INVESTMENT TRUST, INC.

AG Mortgage Investment Trust, Inc. is a real estate investment trust that invests in, acquires and manages a diversified portfolio of residential mortgage assets, other real estate-related securities and financial assets. AG Mortgage Investment Trust, Inc. is externally managed and advised by AG REIT Management, LLC, a subsidiary of Angelo, Gordon & Co., L.P., an SEC-registered investment adviser that specializes in alternative investment activities.

Additional information can be found on the Company’s website at www.agmit.com.

ABOUT ANGELO, GORDON & CO.

Angelo, Gordon & Co. was founded in 1988 and has approximately $25 billion under management. Currently, the firm’s investment disciplines encompass five principal areas: (i) distressed debt and leveraged loans, (ii) real estate, (iii) mortgage-backed securities and other structured credit, (iv) private equity and special situations and (v) a number of hedge fund strategies. Angelo, Gordon & Co. employs over 280 employees, including more than 100 investment professionals, and is headquartered in New York, with associated offices in Amsterdam, Chicago, Los Angeles, London, Hong Kong, Seoul, Sydney and Tokyo.

FORWARD LOOKING STATEMENTS

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995 related to future dividends, the credit component of our portfolio book valve, deploying capital, the preferred stock offering and repurchase agreements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability and terms of financing, changes in the market value of our assets, general economic conditions, market conditions, conditions in the market for Agency RMBS, Non-Agency RMBS, ABS and CMBS securities and loans, and legislative and regulatory changes that could adversely affect the business of the Company. Additional information concerning these and other risk factors are contained in the Company’s filings with the Securities and Exchange Commission (“SEC”). Copies are available free of charge on the SEC’s website, http://www.sec.gov/. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

AG Mortgage Investment Trust, Inc. and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

	March 31, 2013	December 31, 2012
Assets
Real estate securities, at fair value:
Agency - $3,492,277,288 and $3,536,876,135 pledged as collateral, respectively	$3,756,513,646	$3,785,867,151
Non-Agency - $617,904,514 and $529,455,020 pledged as collateral, respectively	639,461,932	568,858,645
ABS - $18,490,547 and $33,937,097 pledged as collateral, respectively	18,490,547	33,937,097
CMBS - $184,057,709 and $148,307,262 pledged as collateral, respectively	184,057,709	148,365,887
Commercial loans receivable, at fair value	30,000,000	2,500,000
Investment in affiliates	7,422,005	—
Linked transactions, net, at fair value	103,537,050	45,122,824
Cash and cash equivalents	40,714,152	149,594,782
Restricted cash	4,078,000	9,130,000
Interest receivable	15,916,429	14,242,453
Receivable on unsettled trades	127,678,006	96,310,999
Derivative assets, at fair value	739,804	—
Other assets	300,338	454,069
Due from broker	818,988	884,605

Total Assets	$4,929,728,606	$4,855,268,512

Liabilities
Repurchase agreements	$3,981,826,976	$3,911,419,818
Payable on unsettled trades	82,492,249	84,658,035
Interest payable	2,829,086	3,204,205
Derivative liabilities, at fair value	31,160,053	36,375,947
Dividend payable	21,984,550	18,540,667
Due to affiliates	4,183,150	3,910,065
Accrued expenses	1,649,160	2,537,994
Taxes payable	2,632,269	—

Total Liabilities	4,128,757,493	4,060,646,731

Stockholders’ Equity
Preferred stock - $0.01 par value; 50,000,000 shares authorized:
8.25% Series A Cumulative Redeemable Preferred Stock, 2,070,000 shares issued and outstanding ($51,750,000 aggregate liquidation preference)	49,920,772	49,920,772
8.00% Series B Cumulative Redeemable Preferred Stock, 4,600,000 shares issued and outstanding ($115,000,000 aggregate liquidation preference)	111,293,233	111,293,233
Common stock, par value $0.01 per share; 450,000,000 shares of common stock authorized and 27,594,562 and 26,961,936 shares issued and outstanding at March 31, 2013 and December 31, 2012, respectively	275,946	269,620
Additional paid-in capital	566,991,782	552,067,681
Retained earnings	72,489,380	81,070,475

	800,971,113	794,621,781

Total Liabilities & Equity	$4,929,728,606	$4,855,268,512

AG Mortgage Investment Trust, Inc. and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended March 31, 2013	Three Months Ended March 31, 2012
Net Interest Income
Interest income	$38,617,716	$13,996,628
Interest expense	6,875,962	1,827,414

	31,741,754	12,169,214

Other Income
Net realized gain	5,335,417	2,429,020
Gain on linked transactions, net	5,838,219	3,439,185
Realized loss on periodic interest settlements of interest rate swaps, net	(5,272,343)	(1,457,950)
Unrealized gain/(loss) on derivative instruments, net	5,223,241	(2,845,879)
Unrealized loss on real estate securities and loans, net	(17,711,381)	(755,552)

	(6,586,847)	808,824

Expenses
Management fee to affiliate	2,859,340	1,049,294
Other operating expenses	2,274,370	813,324
Equity based compensation to affiliate	114,528	87,329
Excise tax	500,000	77,653

	5,748,238	2,027,600

Income before provision for income taxes and equity in loss from affiliate	19,406,669	10,950,438
Provision for income taxes	(2,632,269)	—
Equity in loss from affiliate	(3,591)	—
Net Income	16,770,809	10,950,438

Dividends on preferred stock	3,367,354	—

Net Income Available to Common Stockholders	$13,403,455	$10,950,438

Earnings Per Share of Common Stock
Basic	$0.49	$0.77
Diluted	$0.49	$0.77
Weighted Average Number of Shares of Common Stock Outstanding
Basic	27,280,531	14,179,635
Diluted	27,402,305	14,180,789
Dividends Declared per Share of Common Stock	$0.80	$0.70

NON-GAAP FINANCIAL MEASURE

This press release contains Core Earnings, a non-GAAP financial measure. AG Mortgage Investment Trust, Inc.’s management believes that this non-GAAP measure, when considered with GAAP, provides supplemental information useful in evaluating the results of the Company’s operations. This non-GAAP measure should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. Our GAAP financial results and the reconciliations from these results should be carefully evaluated.

Core Earnings are defined by the Company as net income excluding both realized and unrealized gains (losses) on the sale or termination of securities and the related tax provision, if any, on such, including underlying linked transactions and derivatives. As defined, Core Earnings include the net interest earned on these transactions, including credit derivatives, linked transactions, investments in affiliates, inverse Agency securities, interest rate derivatives or any other investment activity that may earn net interest. One of the objectives of the Company is to generate net income from net interest margin on the portfolio and management uses Core Earnings to measure this objective.

A reconciliation of GAAP net income to Core Earnings for the three months ended March 31, 2013 and March 31, 2012 is set forth below:

	Three Months Ended March 31, 2013	Three Months Ended March 31, 2012
Net Income available to common stockholders	$13,403,455	$10,950,438
Add (Deduct):
Net realized gain	(5,335,417)	(2,429,020)
Tax provision related to realized gain	2,526,850	—
Gain on linked transactions, net	(5,838,219)	(3,439,185)
Net interest income on linked transactions	3,210,642	1,437,254
Equity in loss from affiliate	3,591	—
Net interest income from equity method investment	82,138	—
Unrealized gain/(loss) on derivative instruments, net	(5,223,241)	2,845,879
Unrealized loss on real estate securities and loans, net	17,711,381	755,552

Core Earnings	$20,541,180	$10,120,918
Core Earnings, per Diluted Share	$0.75	$0.71

Footnotes

(1)	Per share figures are calculated using a denominator of all outstanding common shares including all shares granted to our Manager and our independent directors under our equity incentive plans as of quarter end. Net book value uses stockholders’ equity less net proceeds of the Company’s 8.25% Series A and 8.00% Series B Cumulative Redeemable Preferred Stock as the numerator.

(2)	Generally when we purchase a security and finance it with a repurchase agreement, the security is included in our assets and the repurchase agreement is separately reflected in our liabilities on our balance sheet. For securities with certain characteristics (including those which are not readily obtainable in the market place) that are purchased and then simultaneously sold back to the seller under a repurchase agreement, US GAAP requires these transactions be netted together and recorded as a forward purchase commitment. Throughout this press release where we disclose our investment portfolio and the repurchase agreements that finance it, including our leverage metrics, we have un-linked the transaction and used the gross presentation as used for all other securities. Additionally we invested in certain credit sensitive commercial real estate assets through an affiliated entity, for which we have used the equity method of accounting. Throughout this press release where we disclose our investment portfolio, we have presented the underlying assets consistently with all other investments. This presentation is consistent with how the Company’s management evaluates the business, and believes provides the most accurate depiction of the Company’s investment portfolio and financial condition.
(3)	Net interest margin is calculated by subtracting the weighted average cost of funds from the weighted average yield for the Company’s investment portfolio, which excludes cash held by the Company. See footnotes (9) and (10) for further detail.
(4)	The total investment portfolio is calculated by summing the fair market value of our Agency RMBS, Non-Agency RMBS, ABS, CMBS and commercial loan assets, including linked transactions and assets owned through investments in affiliates. The percentage of Agency RMBS and credit investments are calculated by dividing the respective fair market value of each, including linked transactions and assets owned through investments in affiliates, by the total investment portfolio.
(5)	This represents the weighted average monthly CPRs published during the quarter for our in-place portfolio during the same period.
(6)	Diluted per share figures are calculated using weighted average outstanding shares in accordance with GAAP.
(7)	The leverage ratio during the quarter was calculated by dividing our daily weighted average repurchase agreements, including those included in linked transactions, for the quarter by the weighted average stockholders’ equity for the quarter. The leverage ratio at quarter end was calculated by dividing total repurchase agreements, including repurchase agreements accounted for as linked transactions, plus or minus the net payable or receivable, as applicable, on unsettled trades on our GAAP balance sheet by our GAAP stockholders’ equity at quarter end.
(8)	The swap ratio during the quarter was calculated by dividing our daily weighted average swap notionals, including receive fixed swap notionals as negative values, as applicable, for the period by our daily weighted average repurchase agreements secured by Agency RMBS. The swap ratio at quarter end was calculated by dividing the notional value of our interest rate swaps by total repurchase agreements secured by Agency RMBS, plus the net payable/receivable on unsettled Agency trades.
(9)	The yield on our investment portfolio represents an effective interest rate, which utilizes all estimates of future cash flows and adjusts for actual prepayment and cash flow activity as of quarter end. The yield on our investment portfolio during the quarter was calculated by annualizing interest income for the quarter and dividing by our daily weighted average securities held. This calculation excludes cash held by the Company.
(10)	The cost of funds during the quarter was calculated by annualizing the sum of our interest expense and our net pay rate of our interest rate swaps, and dividing by our daily weighted average repurchase agreements for the period. The cost of funds at quarter end was calculated as the sum of the weighted average rate on the repurchase agreements outstanding at quarter end and the weighted average net pay rate on our interest rate swaps. Both elements of the cost of funds at quarter end were weighted by the repurchase agreements outstanding at quarter end.
(11)	The management fee percentage during the quarter was calculated by annualizing the management fees recorded during the quarter and dividing by the weighted average stockholders’ equity for the quarter. The management fee percentage at quarter end was calculated by annualizing management fees recorded during the quarter and dividing by quarter end stockholders’ equity.
(12)	The other operating expenses percentage during the quarter was calculated by annualizing the other operating expenses recorded during the quarter and dividing by our weighted average stockholders’ equity for the quarter. The other operating expenses percentage at quarter end was calculated by annualizing other operating expenses recorded during the quarter and dividing by quarter end stockholders’ equity.